CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-281400) of our report dated August 27, 2025, relating to the financial statements and financial highlights of RiverNorth Managed Duration Municipal Income Fund II, Inc., which appear in this Form N-CSR.

Cohen & Company, Ltd.

Cleveland, Ohio

September 4, 2025